Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Five9, Inc.:

We consent to the use of our report dated March 3, 2014 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, California

March 3, 2014